Exhibit 10.23

CORPORATE BANKING

FACILITY LETTER

BANK OF SCOTLAND

funding of

£30,000,000

to

VANGUARD RENTAL (HOLDINGS) LIMITED

and

THE COMPANIES NAMED IN PART ONE OF SCHEDULE 9

REVOLVING CREDIT AND OVERDRAFT FACILITY

Bank of Scotland Corporate Banking
CORPORATE BANKING	PO Box 39900 155 Bishopsgate London EC2M 3YB

For the attention of: Simon Webber
Vanguard Rental (Holdings) Limited	Telephone:	0207 012 9170
(Company Number 915008)	Fax:	0207 012 9459
James House
55 Welford Road
Leicester
LE2 7AR

(the “Principal Borrower”),

and the Subsidiaries of the Principal

Borrower listed in Part One of Schedule 9

3rd December, 2004

Dear Sirs,

REVOLVING CREDIT AND OVERDRAFT FACILITY OF £ 30,000,000

We are pleased to offer the Borrowers a revolving credit and overdraft facility in an aggregate amount equal to the Commitment, and to agree to issue the Inter-bank Indemnity, in each case, on the terms and subject to the conditions contained in this letter. This offer is open for acceptance by the Original Borrowers until                 2004, when it will lapse. If accepted, this letter and its schedules will form the agreement between the Borrowers and BoS for the Facility.

The definitions which shall apply to this letter are given in Schedules 4 and 12.

1.             Conditions

1.1.         Conditions Precedent

The Facility will not be available, and the Inter-bank Indemnity will not be issued, until BoS has received, in form and substance satisfactory to it, the documents and evidence detailed in Part One of Schedule 1.

1.2.         Conditions Subsequent

1.2.1        The Principal Borrower shall procure that:

(a)                                  by no later than the date falling 30 days after the date of this letter, BoS has received, in form and substance satisfactory to it

(i)            the Legal Charges;

(ii)           the Standard Security; and

(iii)          the Reports on Title;

(b)                                 by no later than the date falling 90 days after the date of this letter, all bank accounts operated by the Charging Group Companies are held with BoS at the Facility Office, save for those accounts required for the operation of the Facility and the Security Documents which must be held with BoS at the Facility Office prior to the date of first Drawdown in accordance with paragraph 4.2 of Schedule 1; and

(c)                                  by no later than the date falling 7 days after the date of this letter, standing orders are in effect in respect of all bank accounts held by the Charging Group Companies with any bank other than BoS, to ensure that any credit balances on such accounts are transferred to accounts held by the Charging Group Companies with BoS at the close of business on each Business Day, provided that

(i)                                     subject to clause 1.2.1 (c){ii) below, the transfer of credit balances to BoS shall only apply to the amount by which the aggregate of such credit balances on any Business Day exceeds £2,000,000; and

(ii)                                  on two Business Days in any week (such days to be identified by the Principal Borrower in its sole discretion), the transfer of credit balances to BoS shall only apply to the amount by which the aggregate of such credit balances on each such Business Day exceeds £5,000,000.

1.2.2                        The Principal Borrower shall, by no later than 10 December 2004, deliver to BoS a letter of undertaking from Worldwide Excellerated Leasing Ltd. addressed to the Vehicle Funders and BoS (such letter of undertaking to provide for a period of consultation prior to any Initial Public Offering and to be in the form agreed on the date of this letter).

2.             The Overdraft Facility

2.1.         Purpose

A Borrower may only use the Overdraft Facility for general working capital purposes.

2.2.         Limit

2.2.1.                     The overdraft limit is, subject to clause 2.2.4, £10,000,000 (the “Overdraft Limit”).

2.2.2.                     The Borrowers must at all times provide sufficient funds to ensure that the Overdraft Limit is not exceeded.

2.2.3.                     Any debit balance over the Overdraft Limit and, where the Overdraft Facility has ceased to be available, the total debit balance of the overdraft, will attract interest at the annual rate of 2% over the rate of interest payable on the overdraft

2.2.4.                     BoS may, at any time, agree with the Principal Borrower to increase the Overdraft Limit. If BoS agrees an increase with the Principal Borrower, the Overdraft Limit will automatically increase to the amount agreed on the date of that agreement.

2.4          Availability

2.4.1                        The Overdraft Facility shall, subject to the terms of this letter, be available for utilisation by any Borrower by way of cash withdrawals or payments.

2.4.2                        A Borrower may utilise the Overdraft Facility provided that:-

(a)                                  no breach of the terms and conditions of this letter has occurred or would result from the relevant utilisation;

(b)                                 the relevant utilisation would not result in the aggregate of the Advances and the Overdraft Outstandings exceeding the Commitment; and

(c)                                  the relevant utilisation would not result in the Overdraft Outstandings exceeding the Overdraft Limit;

2.4.3                        The Overdraft Facility shall cease to be available on the Maturity Date or such earlier date on which it is cancelled in accordance with the terms of this letter.

2.4.4                        In accordance with normal banking practice, BoS will have the right to demand repayment of the whole or any part of the aggregate Overdraft Outstandings on demand.

2.4.5                        In the absence of a Default, repayment of the Overdraft Outstandings as a result of a demand under clause 2.4.4 will be without prejudice to the continuation of the Advances Facility.

2.5          Interest

2.5.1                        Each Borrower will pay interest on its Overdraft Outstandings at the annual rate of 1.25% over the Bank of Scotland base rate as that rate fluctuates. Interest will be calculated on a day to day basis on the cleared daily debit balance of the amount drawn down and will be debited to the relevant Borrower’s current account on the last day of each month.

2.5.2                        In the event that the last day of any month falls on a day other than a Business Day, then interest will be applied in accordance with this clause 2.5 on the next Business Day,

3.             The Advances Facility

3.1          Purpose

The Borrowers may only use the Advances Facility to refinance existing Borrowings and for general working capital purposes. For the avoidance of doubt, the Borrowers may use the Advances Facility to make inter-company loans to other Group Companies.

3.2          Drawdown

3.2.1                        Subject to clauses 3.2.2 and 3.2.3 below, a Borrower may draw the Advances Facility by way of Advances by giving a Notice of Drawdown (or, in respect of the Cash Collateral Advance, a Cash Collateral Notice of Drawdown) no later than 11 am on the proposed Drawdown Date (which must be a Business Day during the Availability Period).

3.2.2                        Drawdown of each Advance shall be conditional upon BoS being satisfied that:-

(a)                                  save for the Cash Collateral Advance, the amount of the Advance requested is a minimum of £1,000,000 and an integral multiple of £1,000,000 or, if less, the Available Commitment;

(b)                                 there are no more than six Advances outstanding at any time;

(c)                                  the Repeating Representations are true and accurate on the date of the Notice of Drawdown and on the proposed Drawdown Date;

(d)                                 in the case of a Rollover Advance, no Event of Default and in the case of any other Advance, no Default has occurred or would result from BoS permitting its Drawdown.

3.2.3                        Each Notice of Drawdown shall stale whether the Base Rate Option or the LIBOR Option is to apply to the relevant Advance and, if the LIBOR Option is chosen, the length of the first Interest Period for such Advance. If the relevant Borrower does not elect either Interest Option, the Base Rate Option shall apply to the relevant Advance until such time as the Borrower elects that the LIBOR Option shall apply to the relevant Advance in accordance with clause 3.6.3.

3.3          Availability

The Advances Facility shall cease to be available on the Maturity Date (as that date may have been extended under clause 3.4) when all Advances shall become immediately repayable.

3.4          Extension of the Advances Facility

The Principal Borrower may, by notice to BoS not less than 90 days prior to the Maturity Date, request BoS to extend the Maturity Date to the date falling 364 days after the then current Maturity Date (as that date may previously have been extended under this clause 3.4). BoS may, subject in any event to there being no Default which has occurred and is continuing, agree to such request and shall give written notice of such extension or of its refusal to agree to such extension (as the case may be) to the Principal Borrower no later than 60 days prior to the then current Maturity Date. The Repeating Representations shall be given on the date of the Principal Borrower’s notice to BoS requesting an extension of the Advances Facility pursuant to this clause 3.4.

3.4          Repayment

3.5                                 Each Borrower which has drawn an Advance shall (subject to the other provisions of this letter) repay that Advance on the last Business Day of the Interest Period in relation thereto. The relevant Advance shall then be available for redrawing subject to clauses 3,2 and 3.3 above.

3.6          Interest

3.6.1                     The LIBOR Option

3.6.1.1               Each Borrower may elect that interest in respect of an Advance made to it shall be calculated by reference to LIBOR (the “LIBOR Option”) either, in the Notice of Drawdown relative to that Advance or in accordance with clause 3.6.3.

3.6.1.2               If the LIBOR Option is selected by a Borrower to apply to an Advance:

(a)          the relevant Borrower will pay interest on that Advance for its Interest Period at the annual rate which is the sum of (1) the Margin, (2) LIBOR and (3) the Mandatory Costs (if any);

(b)         Interest will be paid on that Advance in arrear on each Interest Payment Date;

(c)          the relevant Advance shall have only one Interest Period;

(d)         the relevant Borrower may (subject to clause 3.6.1.2{e) and/or as otherwise agreed by BoS) select an Interest Period for the relevant Advance of one, two, three or six months in the Notice of Drawdown for such Advance;

(e)          no Interest Period may be selected which extends beyond the Maturity Date; and

(f)            if there is a repayment, prepayment or recovery of all or any part of the relevant Advance by the relevant Borrower other than on the last day of an Interest Period relative thereto, then the relevant Borrower will pay BoS an amount equal to the Break Costs and indemnify BoS against any other costs, liabilities or expenses incurred by BoS in connection with that early repayment, prepayment or recovery.

3.6.2                     The Base Rate Option

3.6.2.1               Each Borrower may elect that interest in respect of an Advance made to it shall be calculated by reference to the base rate of Bank of Scotland (the “Base Rate Option”) either in the Notice of Drawdown relative to that Advance or in accordance with clause 3.6.3.

3.6.2.2               If the Base Rate Option applies to an Advance, the Borrower to which that Advance has been made will pay interest in arrear on that Advance on each Interest Payment Date at an annual rate which is the sum of (1) the Margin and (2) the Bank of Scotland base rate as that rate fluctuates.

3.6.3                     Change of Interest Option

A Borrower may elect to change the Interest Option applicable to an Advance made to it by giving written notice to BoS which will become effective, in the case of the relevant Borrower electing that the LIBOR Option shall apply to the relevant Advance, after two Business Days and, in the case of the relevant Borrower electing that the Base Rate Option shall apply to the relevant Advance at the expiry of the then current Interest Period relative to that Advance.

3.7          Commitment Fee

3.7.1.                     The Principal Borrower shall pay, or shall cause another Borrower to pay, to BoS a fee computed at the rate of 0.625% on the Available Commitment for the Availability Period.

3.7.2.                     The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and on the date of any cancellation pursuant to clause 3.8 or clause 3.9 in relation to the amount of the Commitment thereby cancelled.

3.8          Voluntary Cancellation

The Principal Borrower may cancel all or any part of the Available Commitment provided that it has given BoS not less than 5 Business Days’ notice in writing of its intention to cancel.

3.9          Mandatory Prepayment and Cancellation

On the occurrence of any of:

3.9.1.                     a Sale;

3.9.2.                     a Listing; or

3.9.3.                     a Change of Control,

(a)                                  the Principal Borrower shall promptly notify BoS upon becoming aware of that event; and

(b)                                 BoS shall cancel the Facility and declare all outstanding Advances, together with accrued interest, and all other amounts accrued under the BoS Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

3.10        Prepayment and Cancellation

3.10.1.               No amount of the Commitment cancelled under this letter may be subsequently reinstated.

3.10.2.               Any notice of cancellation under this letter shall be irrevocable.

3.10.3.               Any cancellation under this letter shall be of an amount of not less than £1,000,000 and an integral multiple of £1,000,000 {or, if less, the Available Commitment) and shall be made together with any other amounts payable to BoS under this letter in respect of the amount of the Commitment cancelled.

3.10.4.               Without prejudice to Clause 3.6.1.2(f), any cancellation under this letter may be made without payment of any fee or penalty.

3.10.5.               Unless the relevant Borrower complies with the terms of clause 3.6.1.2 (f), any prepayment of any Advance to which the LIBOR Option applies shall be made on the last day of the Interest Period relative to such Advance.

3.10.6.               The Borrowers may not repay or prepay any Advance or cancel all or any part of the Commitment except at the times and in the manner provided for in this letter.

4.             Default Interest

4.1.                              If a Borrower fails to pay any sum under or in relation to the Facility on its due date then the relevant Borrower will pay interest on the unpaid amount at the Default Rate until it is paid.

4.2.                              Default interest payable must be paid monthly in arrear and if not paid will itself bear interest at the Default Rate.

5.                                      Security

The Initial Charging Companies will, as security for the Facility and any other money owing or incurred to BoS by any Charging Group Company deliver or procure delivery of the Security Documents detailed in Part One of Schedule 1.

6.             Representations and Warranties

Each Borrower makes the representations and warranties set out in paragraph 1 of Schedule 2 and the Principal Borrower makes the representations and warranties set out in paragraph 2 of Schedule 2, on the date hereof and repeats the Repeating Representations on each Interest Payment Date.

7.             Covenants

The Principal Borrower covenants with BoS that from the date of this letter until all the obligations of the Borrowers under it have been discharged:-

7.1.         General Covenants

it will at all times comply and procure compliance by each Charging Group Company with the general covenants set out in Schedule 3;

7.2.         Financial Covenants

it will at all times comply with the financial covenants set out in Schedule 4; and

7.3.         Financial Information Covenants

it will at all times comply with the financial information covenants set out in Schedule 5.

8.             Default and Indemnify

8.1.                              If an Event of Default occurs and has not been waived by BoS in writing, BoS may by notice in writing to the Principal Borrower:-

8.1.1.                     declare that all or part of the Advances be due and payable together with accrued interest and all other amounts outstanding under the BoS Documents; and/or

8.1.2.                     cancel any part of the Available Commitment; and/or

8.1.3.                     require repayment (immediately or otherwise as BoS may require) of the Advances together with accrued interest and all other amounts outstanding under the BoS Documents; and/or

8.1.4.                     require that interest is payable on the Advances at the Default Rate from the date of the occurrence of the Event of Default.

8.2.                              The Principal Borrower will (or shall procure that a Charging Group Company will) indemnify (and keep indemnified) BoS on written demand against any loss or expense, including legal fees, which BoS sustains or incurs:-

8.2.1.                     because of a default by any Charging Group Company of any obligation assumed by it under any BoS Document; or

8.2.2.                     as a consequence of any Default

8.3.                              If a Default occurs then (while it is continuing unwaived, or, in the case of a Potential Event of Default, unremedied and unwaived) BoS shall be entitled to initiate an Investigation of, and/or instruct any report (accounting, legal, valuation or otherwise) on, the business and affairs of the Principal Borrower and/or any other Charging Group Company which BoS considers reasonably necessary to ascertain the financial position of the Charging Group, all reasonable fees and out of pocket expenses incurred by BoS in so doing being payable by the Principal Borrower.

9.             Taxes, Increased Cost and Market Disruption

9.1.                              Subject to clause 12,6, all payments by the Borrowers to BoS (being a Qualifying Lender) under this letter shall be free and without deduction of tax unless the relevant Borrower is required by law to make a payment subject to deduction or withholding of tax, in which case the amount payable by the relevant Borrower will be sufficiently increased to ensure that BoS receives and retains a net sum equal to that which it would have received and retained were no deduction or withholding made. If BoS subsequently receives a tax credit which is referable to the increased payment and which enhances its position, then it will reimburse the relevant Borrower sufficient to redress the position up to the amount received so long as by so doing it does not prejudice receipt or retention of the tax credit.

9.2.                              If BoS incurs an Increased Cost, then the Principal Borrower will indemnify it and will promptly pay to it the amount BoS certifies as payable. BoS will disclose, in reasonable detail, the basis of its calculation but not any matter which it, in good faith, considers confidential.

9.3                                 If (and for so long as) BoS determines that adequate and fair means do not exist to ascertain LIBOR in relation to any Advance to which the LIBOR Option applies for any Interest Period, then the rate of interest applicable to that Advance for that Interest Period shall be the annual rate which is the sum of the Margin, the rate notified by BoS to the Principal Borrower to be the cost to BoS of funding that Advance from whatever source it may reasonably select and the Mandatory Costs (if any) applicable to that Advance.

10.          Payment, Set Off and Interest Calculations

10.1.                        All payments of principal, interest or commission will be paid to BoS at the Facility Office unless BoS otherwise directs and shall be in cleared Sterling funds. If BoS receives a payment that is insufficient to discharge all the amounts then due and payable under the BoS Documents, BoS shall apply that payment towards the obligations of the Charging Group Companies under the BoS Documents in such order as BoS considers appropriate and any such appropriation shall override any instructions by any Charging Group Company.

10.2.                        All payments to be made by any Charging Group Company under the BoS Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim,

10.3.                        All sums of interest or commission will accrue on a daily basis and be calculated on the basis of a year of 365 days and for the actual number of days elapsed. Interest shall continue to accrue on sums due following decree or judgement as well as before it, and at the same rate.

10.4.                        Any determination by BoS of any amount of principal, interest, commission or charges or an applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

10.5.                        Where the due date for payment of any amount under any BoS Document is not a Business Day then (without affecting subsequent payment dates) actual payment will be required on the next Business Day.

10.6.                        Each Borrower agrees that any monies from time to time standing to its credit on any account (whether current, deposit, loan or of any other nature whatsoever) held by it with BoS may be retained as cover for and/or applied by BoS at any time and without notice to the relevant Borrower (whether on or before or after the expiry of any fixed or minimum period for which such monies may have been deposited) in or towards payment or satisfaction of any monies or liabilities due, owing or incurred by the relevant Borrower to BoS in any manner, whether present or future, actual or contingent, joint or several, whether incurred as principal or surety (or guarantor or cautioner) or in any other way whatsoever.

10.7.                        If BoS exercises any rights in respect of any monies as referred to in clause 10.6 (including, without limitation, any rights of set-off, accounting, retention or similar rights) in relation to any liability of a Borrower and that liability or any part of it is in a different currency from any credit balance against which BoS seeks to exercise its rights, BoS may use the currency of the credit balance to purchase an amount in the currency of the liability at the then prevailing BoS spot rate of exchange and to pay out of the credit balance all costs, charges and expenses incurred by BoS in connection with that purchase.

10.8.                        BoS shall not be liable for any loss of interest caused by the determination before maturity of any deposits or any loss caused by the fluctuation in any exchange rate at which any currency may be bought or sold by BoS.

10.9.                        If a Borrower fails to pay any amount due to BoS in Sterling but makes such payment in another currency, the relevant Borrower shall indemnify BoS against the full cost incurred by BoS (including all costs, charges and expenses) of converting that payment into Sterling.

10.10.                  In the event that (1) any currency in which any of the obligations under the BoS Documents are denominated from time to time is changed or replaced at any time after the date of this letter (whether as a result of the introduction of, changeover to or operation of a single or unified European currency or otherwise) and/or (2) any price source for the Euro or the national currency of any member state of the European Union disappears or is replaced and/or (3) any market conventions relating to the fixing and/or calculation of interest are changed or replaced, the BoS Documents will be amended to the extent that BoS (acting reasonably) considers to be required in order to reflect those circumstances.

11.          Illegality

If, in the opinion of BoS, the introduction of any law or regulation or change in its interpretation, makes it unlawful for BoS to maintain all or any part of the Facility or carry out all or any of its obligations in relation to it then BoS will serve notice to that effect on the Borrowers and that notice will release BoS from those obligations. The Borrowers will then repay to BoS (on its demand or on such later date as BoS as reasonably specifies) the Advances together with any other sums payable to BoS under this letter.

12.          Assignment and Transfer

12.1                           This letter is for the benefit of the Borrowers and BoS and their successors and assignees and transferees of BoS.

12.2.                        No Borrower may assign or transfer all or any of its rights, obligations or benefits under this letter.

12.3.                        BoS will be entitled (after consultation with the Principal Borrower) to (1) assign any of its rights and/or (2) transfer by novation any of its rights, benefits and obligations under the BoS Documents to another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. The Principal Borrower undertakes to execute and to procure that each Charging Group Company will execute all documents BoS may reasonably require to give effect to an assignment, novation or transfer.

12.4.                        BoS will be entitled to enter into any sub-participation, or any trust or contractual arrangement (or any other transaction under which payments are to be made by reference to the BoS Documents or any Borrower) with any person in relation to the BoS Documents and (subject to clause 12.5 below) to provide information in relation to the Charging Group to such persons for such purpose.

12.5.                        BoS will be entitled to disclose to any prospective or actual assignee, transferee or participant, any other member of the BoS Group, its auditors, advisers or applicable regulatory authority or any other person who enters or proposes to enter into any transaction as referred to in Clause 12. 4 above with BoS in relation to the BoS Documents confidential information concerning each Charging Group Company and its financial condition and any other information which may be given to BoS in relation to this letter, provided that the person to whom such information is disclosed undertakes to BoS to maintain the confidentiality of such information.

12.6.                        If BoS assigns any of its lights and/or transfers by novation any of its rights, benefits and obligations under the BoS Documents to any party which is not, at the time of such assignment or transfer, a Qualifying Lender, the provisions of clause 9.1 shall not apply.

13.                               Additional Borrowers

13.1.                        The Principal Borrower may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

13.1.1.               it is a limited company incorporated in England and Wales;

13.1.2                it is not a dormant company;

13.1.3.               the Principal Borrower delivers to BoS a duly completed and executed Accession Letter;

13.1.4.               the Principal Borrower confirms to BoS that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

13.1.5.               BoS has received all of the documents and other evidence listed in Part Two of Schedule 1 in relation to that Additional Borrower, each in form and substance satisfactory to BoS; and

13.1.6.               BoS consents to such Subsidiary becoming an Additional Borrower.

13.2.                        Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

14.          Notices

14.1.                        Any communication to be made under or in connection with this letter shall be made in writing and, unless otherwise stated, may be made by fax or letter.

14.2.                        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of BoS for any communication or document to be made or delivered under or in connection with this letter is that identified with its name at the beginning of this letter or any substitute address, fax number or department or officer as BoS may notify to the other parties by not less than five Business Days’ written notice,

14.3.                        The address of each Borrower for any communication or document to be made or delivered under or in connection with this letter is its registered office at the time such communication or document is made or delivered. The fax number of each Borrower for any communication or document to be made or delivered under or in connection with this letter is the fax number most recently provided to BoS by the relevant Borrower.

14.4                           Any communication made or document made or delivered by one person to another under or in connection with this letter will only be effective:-

(a)         if by way of fax, when received in legible form; or

(b)                           if by way of letter, when it has been delivered to the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of the address details referred to in clause 14.2, if addressed to that department or officer.

14.5                           Any communication or document to be made or delivered to BoS will be effective only when actually received by BoS and then only if it is expressly marked for the attention of the department or officer identified with its name above {or any substitute department or officer as BoS shall specify for this purpose). Any communication or document made or delivered to the Principal Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Charging Group Companies.

14.6                           BoS may rely upon any communication by telephone or fax purporting to be on behalf of a Borrower by anyone notified to BoS by the Principal Borrower as being authorised to do so, without enquiry by BoS as to authority or identity. The Principal Borrower agrees to indemnify BoS against any liability incurred or sustained by BoS as a result.

15.                               Miscellaneous

15.1                           No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

15.2                           If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

15.3                           The schedules referred to in this letter shall form part of this letter.

15.4                           Save to the extent expressly provided to the contrary in a BoS Document, a person who is not a party to a BoS Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

16.                               Fees and Expenses

16.1                           The Principal Borrower will pay to BoS an arrangement fee of £100,000 payable within 5 Business Days of acceptance of this letter.

16.2                           The Principal Borrower will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees and out of pocket costs and expenses or tax charged to or incurred by BoS in connection with the BoS Documents (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand, subject to any agreed caps and limits. The Principal Borrower authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to tune.

17.          Law

This letter will be governed by and construed according to English law and each Borrower submits to the jurisdiction of the English Courts.

Yours faithfully

/s/ ILLEGIBLE
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND

Agreed and accepted on behalf of Vanguard Rental (Holdings) Limited

By	Director

Director/Secretary

Date:

Agreed and accepted on behalf of Vanguard Rental (Group) Limited

By	Director

Director/Secretary

Date:

14

16.2                      The Principal Borrower will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees and out of pocket costs and expenses or tax charged to or incurred by BoS in connection with the BoS Documents (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand, subject to any agreed caps and limits. The Principal Borrower authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

17.       Law

This letter will be governed by and construed according to English law and each Borrower submits to the jurisdiction of the English Courts,

Yours faithfully

for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND

Agreed and accepted on behalf of Vanguard Rental (Holdings) Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Vanguard Rental (Group) Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Vanguard Rental Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Provincial Assessors Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Vanguard Rental (Properties) Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Vanguard Rental (Franchising) Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director

Date:

Agreed and accepted on behalf of Vanguard Rental (UK) Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director
Date:

Agreed and accepted on behalf of Provincial Securities Limited

By	/s/ ILLEGIBLE	Director

/s/ ILLEGIBLE	Director
Date:

IMPORTANT NOTICE: As with any legally binding agreement, we recommend that you consult your solicitor or other independent legal adviser before accepting this letter.